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                                  EXHIBIT 3.2

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                                     BYLAWS

                                       OF

                            PREFERRED NETWORKS, INC.

                    (As amended by the Board of Directors on
                                March 29, 1996)


                                   ARTICLE I

                                  Stockholders

         Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on such date, at such time and at such place as shall be set by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

         Section 2. Special Meetings. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, the Board of Directors, and by holders of outstanding stock having not less than seventy-five percent of the votes entitled to be cast by all of the outstanding shares of the Company.

         Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting of stockholders. If no designation is made the place of the meeting shall be the executive offices of the Company.

         Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

         Section 5. Quorum. A majority of the shares outstanding of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a quorum is represented at a meeting, the meeting may be adjourned without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that the period shall





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not exceed thirty days for any one adjournment.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

         If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the Company's Certificate of Incorporation (the "Certificate of Incorporation").

         Section 6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy authorized by the stockholder or his duly authorized attorney in fact in the manner authorized by the Delaware General Corporation Law. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote, and each fractional share (if any) shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of the stockholders except as otherwise provided in the Certificate of Incorporation. In the election of Directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

         Section 8. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote on such action.


                                   ARTICLE II

                               Board of Directors

         Section 1. Number and Election of Board. The Board of Directors shall consist of such number of directors as fixed or changed from time to time by the Board of Directors and shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided however, that each initial director in Class I shall hold office until the first annual meeting of stockholders after the 1996 annual meeting; each initial director in Class II shall hold office until the second annual meeting of stockholders after the 1996 annual meeting; and each initial director in Class





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III shall hold office until the third annual meeting of stockholders after the
1996 annual meeting. Each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that the total number of directors at any time shall not be less than three unless the Certificate of Incorporation is amended to delete the classification of the Board of Directors. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the authorized number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Section 2.       Resignation and Removal.

                 a. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 b. Any Director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except as otherwise provided by law.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may adopt a resolution as to the time and place for the holding of additional regular meetings without notice other than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by him or them.

         Section 5. Notice. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed (first class mail) to each Director at his business address or by notice given by telegraph or telecopy to such





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address.  If mailed, such notice shall be deemed to be delivered four days following the deposit of such notice in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by telecopy, such notice shall be deemed to be delivered upon printed statement of receipt by the transmitting telecopier.
Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. But if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Action. Except as otherwise provided in the Certificate of Incorporation, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Expenses; Compensation. The Company shall pay the actual out-of-pocket expenses incurred by each Director in connection with attending the meetings of the Board and any committee thereof; provided, that the Company shall not be obligated to pay for any of such expenses that are significantly in excess of the customary out-of-pocket expenses that would have been incurred for travel to such meetings from such Director's home or office. In addition to the payment of each Director's expenses as provided in the preceding sentence, each Director may, by resolution of the Board of Directors, be paid a fixed sum for attendance at each meeting or a stated annual amount or be provided other compensation in cash, stock or other property for service as a Director. No Director shall be precluded from serving the Company in any other capacity and receiving compensation therefor.

         Section 9. Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 10. Meeting by Conference Telephone. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the



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Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in a meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 11. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all members of the committee entitled to vote with respect to the subject matter thereof and filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Directors or of the committee.

         Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an executive committee and any other committee of the Board of Directors, the composition of each of which shall consist of one or more Directors of the Company, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending the Bylaws of the Company. No committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger unless the resolution creating such committee expressly so provides. Each such committee shall serve at the pleasure of the Board of Directors. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.


                                  ARTICLE III

                              Officers and Agents

         Section 1. General. The officers of the Company shall be a Chairman of the Board and Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may appoint such other officers, assistant officers and agents, including assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such a manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries for all the officers of the Company shall be fixed by the Board of Directors. Any number of offices may be held by the same person. In all cases where duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.



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         Section 2.       Election and Term of Office.  The officers of the
Company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

         Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

         Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors.

         Section 5. Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall, subject to the direction and supervision of the Board of Directors, be the Chief Executive Officer of the Company. He shall preside at all meetings of stockholders and Directors, he shall have general supervision of the affairs of the Company, and he may sign or countersign all certificates of stock, contracts and other instruments of the Company.

         Section 6. President. The President shall assist the Chairman of the Board and shall perform the duties as may be assigned to him by the Chairman of the Board or the Board of Directors.

         Section 7. Vice President. Each Vice President shall perform such duties and exercise such powers as the Chairman of the Board, the President or the Board of Directors shall request or delegate and, unless the Chairman of the Board, the President or the Board of Directors otherwise provides, shall perform such other duties as are generally performed by Vice Presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability to act, the Vice Presidents shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreements on behalf of the Company, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his or her election, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is elected at the same meeting, by the Vice President first listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

         Section 8. Secretary. The Secretary shall keep the minutes of the proceedings of the stockholders and the Board of Directors, see that all notices of the Company are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and of the seal of the Company and affix the seal to





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all documents when authorized by the Board of Directors, keep at the Company's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such record shall be kept at the office of the Company's transfer agent or registrar, have general charge of the stock transfer books of the Company, unless the Company has a transfer agent and perform other duties incident to the office of Secretary. The Secretary shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors, the Chairman of the Board or the President.

         Section 9. Treasurer. The Treasurer shall be the principal financial officer of the Company and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Company and shall deposit the same in accordance with the instruction of the Board of Directors. The Treasurer shall receive and give receipts and acquittances for monies paid in an account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company of whatever nature upon maturity. The Treasurer shall perform all other duties incident to the office of Treasurer, and upon request of the Board of Directors, shall make such reports to it as may be required at any time. The Treasurer shall, if required by the Board, give the Company a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Company of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company. The Treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors, the Chairman of the Board or the President.


                                   ARTICLE IV

                                     Stock

         Section 1. Stock Certificates. Stock certificates shall be issued in consecutive order and shall be in a form or forms prescribed by the Board of Directors and shall be numbered in the order in which they are issued. They shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, and if there is a seal of the Company, such seal (or a facsimile of it) shall be affixed to share certificates. Signatures on a share certificate may be facsimiles but in such case the certificate must be countersigned by a transfer agent or registered by a registrar other than the Company or an employee of the Company.

         Section 2. Transfers of Shares. Transfers of shares shall be made in the share records of the Company upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized so to sign (or accompanied by a separate stock transfer power so signed) and



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otherwise in accordance with applicable law, and subject to such other requirements as may be imposed by the Company.

         Section 3. Lost Certificates. The Company may issue a new stock certificate in place of any certificate previously issued by the Company and alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if the Company deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by the Company in such sum as the Company may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed. The Company may also authorize the Company's transfer agent or registrar, if any, to issue replacement certificates on such terms and conditions as the Company specifies.

         Section 4. Regulations, Transfer Agents and Registrars. The Board of Directors may make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration and cancellation of share certificates not inconsistent with applicable law, the Certificate of Incorporation or the Bylaws of the Company. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.


                                   ARTICLE V

                   Indemnification of Officers and Directors

         Section 1. Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a Director or officer of the Company (which term shall include any predecessor corporation of the Company) or is or was serving at the request of the Company as a Director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee, fiduciary or agent or in any other capacity while serving as a Director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an



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indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided however, that, except as provided in Section 2 of this
Article V with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) which has been initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article V shall be a contract right and, subject to Section 2 hereof, shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately is determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

         Section 2. Claims. Any indemnification of a Director or officer of the Company or advance of expenses under Section 1 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Company that the Director or officer is entitled to indemnification pursuant to this Article V is required, and the Company fails to respond within thirty days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article V, if any, may be enforced by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company.

         Section 3. Rights Not Exclusive. The rights conferred on any person by Sections 1 and 2 of this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under these Bylaws, any statute, the Certificate of Incorporation, any agreement, any vote of stockholders or disinterested Directors or otherwise.



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         Section 4.       Employees and Agents.  Persons who are not covered by
the foregoing provisions of this Article V and who are or were employees or agents of the Company may be indemnified and may have their expenses paid to the extent and subject to such terms and conditions as may be authorized at any time or from time to time by the Board of Directors.

         Section 5. Insurance. The Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a Director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under this Article V.

         Section 6. Contract Right. The provisions of this Article V shall be deemed to be a contract right between the Company and each Director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         Section 7.       Merger or Consolidation.  For purposes of this
Article V, references to the Company shall include, in addition to the Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees, fiduciaries or agents, so that any person who is or was a Director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.


                                   ARTICLE VI

                                 Miscellaneous

         Section 1. Waivers of Notice. Whenever notice is required by law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing signed by the Director, stockholder or other person entitled to said notice, whether before, at or after the time stated therein, or his appearance at such meeting in person or (in the case of a stockholders' meeting) by proxy, shall be equivalent to such notice.


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         Section 2.       Amendments.  The Board of Directors shall have the
power to adopt, amend and repeal the Bylaws of the Company at any regular meeting of the Board of Directors or at any special meeting called for that purpose.


                                 *  *  *  *  *





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